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                                  PRESS RELEASE
                                              For further information contact:
                                              Edward F. Ruttenberg
                                              Phone: (412) 422-2377
                                              Fax: (412) 422-2378
                                              Release No: 2005-05

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGI) AMERICAN LOCKER GROUP INCORPORATED RECEIVES NOTICE RELATING TO NONCOMPLIANCE WITH NASDAQ LISTING REQUIREMENTS

BUSINESS EDITOR

JAMESTOWN, NY- (BUSINESS WIRE) April 20, 2005 American Locker Group Incorporated announced that it has received notice on April 19, 2005 from The NASDAQ Stock Market indicating that the Company is not in compliance with NASDAQ's requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) as a result of the Company's failure to file its Annual Report on Form 10-K for its fiscal year ended December 31, 2004 with the Securities and Exchange Commission. While the notice does not by itself result in immediate delisting of the Company's common stock, NASDAQ stated in its notice that unless the Company requests a hearing with a NASDAQ Listing Qualifications Panel, the Company's common stock will be delisted from Nasdaq at the opening of business on April 28, 2005. In addition, the trading symbol for the Company's common stock will be changed from "ALGI" to "ALGIE" effective as of the opening of business on April 21, 2005.

  NASDAQ rules permit the Company to request a hearing with a NASDAQ Listing Qualifications Panel to appeal NASDAQ's decision to delist the Company's common stock. The Company intends to make a timely request for a hearing on this matter, which will stay the delisting pending the hearing and a determination by the NASDAQ Listing Qualifications Panel, and to request an extension to file its Annual Report on Form 10-K. While the Company is working diligently to file its Annual Report on Form 10-K as soon as possible, there can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company's request.

  Safe Harbor Statement under the Private  Securities  Litigation  Reform Act Of
  1995

  Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time


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  at the  discretion  of the Company,  (ii) the  Company's  plans and results of operations will be affected by the Company's ability to manage its growth and inventory, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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